Exhibit 99.1

Smart Grid Technologies: Building the Integrated Grid Innovative Energy Technologies Conference Sanford C. Bernstein March 25, 2014 Barbara Lockwood General Manager, Regulatory Affairs and Compliance

Uncertainty and the Future The future has a way of arriving unannounced – George Will The most important things are unknown or unknowable – Edwards Deming

Transformation of the Power System A Highly Interconnected Power System that Optimizes Energy Resources

Emerging Technologies Electric Vehicles Battery Storage Fuel Cells Home Energy Management Microgrids Rooftop Solar

Rooftop Solar 382 MW 18 MW 165 MW Daily Load Curve DE Growth Scenarios APS Service Territory Actual YE 2013

TYPICAL GRID INTERACTION FOR ROOFTOP SOLAR Rooftop Solar and the Grid

Customer Loads and System Support The grid provides real-time voltage and power needed to start air conditioners and other motors loads This service is not observable in average hourly billing

RATES THAT MATCH CUSTOMER CHOICE What’s Changing What’s Needed Customers are producing and consuming energy in new and innovative ways Safe and reliable power supply available to all customers when they need it Utility rates that recover the cost of infrastructure investments from customers based on services provided Modernized utility rate design that manages cost impacts to participant and non-participant customers Rates Need Updating

Operations Challenges: High Penetration Instant variability Steep ramp rate of backup generation Voltage control at distribution level

Integrated Grid Building Blocks Highly advanced operational platforms Robust system health/situational awareness, both local and regionally Remote operation of the distribution system Communicating Devices EMS/ADMS Automated Switching

Integrated Grid: Technologies AMI PMUs Automated Switches ADMS EMS Integrated Volt/Var Control Fault Indicators Xfrmr Load Mgmt Fiber Backhaul AMI Solar Production Meters Substation Health Monitoring Demand Response TOAN TOAN

APS 5-Year Deployment Plan Substation Health Monitoring Integrated Volt/VAR Control (IVVC) Communicating Fault Indicators (CFI) Synchrophasors (WISP) Supervisory Controlled Switches Advanced Distribution Management System Smart Meters Energy Management System (EMS) Upgrades Strategic Fiber Deploying Over 5,000 Field Devices Investing $170 million 2013 Benefits include over 1,000,000 customer outage minutes avoided

Current Arizona Activities Quarterly reports on distributed energy activity Innovations & Technology workshop series Cost and Value of Distributed Generation workshop series Energy Efficiency/Integrated Resource Plan workshop series

Building for the Future An Integrated Grid